EXHIBIT 99.1
FOR FURTHER INFORMATION CONTACT:
Stericycle Investor Relations 847-607-2012
Stericycle Media 847-964-2288
Stericycle, Inc. Reports Results
For the Third Quarter 2022
BANNOCKBURN, Ill., November 3, 2022 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the third quarter ended September 30, 2022.
Revenues for the third quarter were $690.3 million, an increase of 6.4% compared to $648.9 million in the third quarter of 2021, with organic revenues1 growing 10.9%. Income from operations was $50.6 million, compared to a loss from operations of $50.6 million in the third quarter of 2021. Net income was $28.0 million, or $0.30 diluted earnings per share, compared to net loss of $66.0 million, or $0.72 diluted loss per share, in the third quarter of 2021. Adjusted income from operations1 was $92.0 million, compared to $72.5 million in the third quarter of 2021. Adjusted diluted earnings per share1 was $0.65, compared to $0.44 in the third quarter of last year. Cash flow from operations for the nine months ended September 30, 2022, was $43.1 million, compared to $202.2 million in the same period of 2021. Free cash flow2 was an outflow of $62.9 million for the nine months ended September 30, 2022, compared to an inflow of $116.4 million in the same period of 2021.
KEY BUSINESS HIGHLIGHTS
•Organic revenues grew 10.9% compared to the third quarter of 2021. Secure Information Destruction (“SID”) organic revenue grew 32.3%, mainly driven by higher service and recycling revenues and the impact of non-recurring typical ERP start-up challenges experienced in the third quarter of 2021. Regulated Waste and Compliance Services (“RWCS”) organic revenue grew 2.2%.
•Pricing levers helped offset labor and other supply chain inflationary cost pressures in the third quarter of 2022. As a result, the Adjusted EBITDA1 margin percentage improved 130 basis points compared to the second quarter of 2022.
•Cash flow from operations was $61.5 million in the third quarter of 2022, an increase of $8.7 million compared to the third quarter of 2021, and an increase of $41.1 million compared to the second quarter of 2022.
•Adjusted EPS1 was $0.65 in the third quarter of 2022, an increase of $0.21 compared to the third quarter of 2021, and an increase of $0.17 compared to the second quarter of 2022.

“Our third quarter results build upon the momentum we began to experience in the second quarter, as revenue, margin, adjusted earnings per share, and free cash flow all improved. We remain focused on executing on our five key business priorities and continuing this momentum through the rest of this year,” said Cindy J. Miller, President and Chief Executive Officer.

(1)Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release. Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.
(2)Free cash flow is calculated as Net cash from operating activities less Capital expenditures.

THIRD QUARTER FINANCIAL RESULTS
U.S. Generally Accepted Accounting Principles (GAAP) Results
•Revenues in the third quarter were $690.3 million, compared to $648.9 million in the third quarter of 2021. The $41.4 million increase was primarily due to organic revenue growth of $60.5 million in SID, $10.2 million in RWCS, and the impact of an acquisition of $2.0 million. Partially offsetting these increases were unfavorable foreign exchange rates of $18.0 million and the impact of divestitures of $13.3 million.
•Income from operations in the third quarter was $50.6 million, compared to a loss from operations in the third quarter of 2021 of $50.6 million. The $101.2 million increase was primarily due to the FCPA litigation settlement accrual recorded in the third quarter of 2021 of $61.0 million; 2022 commercial pricing levers resulting in revenue flow through of $34.6 million; non-recurring typical ERP start-up challenges in the third quarter of 2021 of $13.2 million; divestiture losses in the third quarter of 2021 of $10.9 million; and lower annual incentive compensation expense in 2022 of $3.6 million. These were partially offset by higher supply chain, wage adjustments, and other inflationary costs of approximately $19.2 million; higher bad debt expense of $9.2 million; and higher headcount and onboarding costs of approximately $6.3 million.
•Net income in the third quarter was $28.0 million, or $0.30 diluted earnings per share, compared to a net loss of $66.0 million, or $0.72 diluted loss per share in the third quarter of 2021. The difference was primarily attributable to higher income from operations of $101.2 million, as explained above.
•Cash flow from operations for the nine months ended September 30, 2022, was $43.1 million, compared to $202.2 million in the same period of 2021. The year-over-year decline of $159.1 million was primarily driven by the FCPA settlement payments in 2022 of $81.0 million; timing of vendor payments of $36.2 million; increase in DSO that equates to $30.3 million; and higher interest payments of $9.3 million.
•Cash paid for capital expenditures for the nine months ended September 30, 2022, was $106.0 million, compared to $85.8 million in the same period of 2021. The $20.2 million increase was mainly attributable to the timing of cash payments.
Non-GAAP Results1,2
•For the third quarter of 2022, organic revenues increased 10.9%, which excludes the impact of divestitures, an acquisition and the impact of foreign exchange rates. SID organic revenues grew 32.3%, mainly due to higher service and recycling revenues and non-recurring typical ERP start-up challenges experienced in the third quarter of 2021. RWCS organic revenues grew 2.2%.
•Adjusted income from operations was $92.0 million compared to $72.5 million in the third quarter of 2021. As a percentage of revenues, the 210 basis points increase was primarily driven by revenue flow through of approximately 500 basis points; non-recurring typical ERP start-up challenges in the third quarter of 2021 of approximately 190 basis points; and lower annual incentive compensation expense of approximately 50 basis points. These were partially offset by higher supply chain, wage adjustments and other inflationary costs of approximately 280 basis points; higher bad debt expense of approximately 130 basis points; higher headcount and onboarding costs of approximately 90 basis points; and higher ongoing IT operating expenditures of approximately 70 basis points.
•Adjusted diluted earnings per share was $0.65 compared to $0.44 in the third quarter of 2021. Excluding the impact from divestitures, an acquisition and the impact of foreign exchange rates of $0.01, the remaining $0.22 increase was driven by revenue flow through of $0.31; non-recurring typical ERP start-up challenges in the third quarter of 2021 of $0.11; and tax, interest and other of $0.05. These were partially offset by higher supply chain, wage adjustments and other inflationary costs of $0.16; higher headcount and onboarding costs of $0.05; and higher ongoing IT operating expenditures of $0.04.
•Free cash flow for the nine months ended September 30, 2022 was an outflow of $62.9 million, compared to an inflow of $116.4 million in the same period of 2021. The $179.3 million decrease was primarily due to lower cash flow from operations of $159.1 million, which reflects the FCPA settlement payments in 2022 of $81.0 million, and increased cash paid for capital expenditures of $20.2 million, as explained above.
(1)Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.
(2)Free cash flow is calculated as Net cash from operating activities less Capital expenditures.

RECENT EVENT
On October 19, 2022, Stericycle released its 2022 Corporate Social Responsibility Report Update, which largely covers the period from January 1, 2021 through December 31, 2021, with additional Environmental, Social and Governance (ESG) insights on accomplishments and progress from early 2022. To access this report, visit investors.stericycle.com.
CONFERENCE CALL INFORMATION
Stericycle is holding its third quarter earnings conference call on Thursday, November 3, 2022, at 8:00 a.m. central time. Dial (844) 200-6205 in the U.S., (833) 950-0062 in Canada, or (929) 526-1599 if outside the U.S./Canada at least 10 minutes before the call begins. Upon dialing the number, you will be prompted to enter the Access Code 132890. To access presentation materials or listen to the call via an internet webcast, visit investors.stericycle.com.
The third quarter earnings call is being recorded and a replay will be available approximately one hour after the end of the conference call until December 1, 2022. To access a replay of the call, dial (866) 813-9403 in the U.S., (226) 828-7578 in Canada, or +44-204-525-0658 if outside the U.S./Canada and enter the Replay Access Code 984608. A replay of the webcast will also be available at investors.stericycle.com.
ABOUT STERICYCLE
Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and well-being and safeguard the environment. Stericycle serves customers in the U.S. and 16 other countries worldwide with solutions for regulated waste and compliance services, secure information destruction and patient engagement. For more information about Stericycle, please visit stericycle.com.

SAFE HARBOR STATEMENT
This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “may”, “plan”, “will”, “goal”, or similar expressions, we are making forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, among others, inflationary cost pressure in labor, supply chain, energy, and other expenses, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement the remaining phases of our ERP system, and disruptions resulting from deployment of our ERP system, disruptions in our supply chain, disruptions in or attacks on information technology systems, labor shortages, a recession or economic disruption in the U.S. and other countries resulting from the COVID-19 virus or otherwise, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, charges related to portfolio optimization or the failure of acquisitions or divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, rising interest rates or a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, developments in the COVID-19 pandemic and the resulting impact on the results of operations, long-term remote work arrangements which may adversely affect our business, measures taken by governmental authorities to prevent the spread of the COVID-19 virus which could disrupt our supply chain, result in disruptions in transportation services and restrictions on the ability of our team members to travel, result in temporary closure of our facilities or the facilities of our customers and suppliers, affect the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, weather and environmental changes related to climate change, requirements of customers and investors for net carbon zero emissions strategies, and the introduction of regulations for greenhouse gases, which could negatively affect our costs to operate, the outcome of pending, future or settled litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act and foreign anti-corruption laws, failure to maintain an effective system of internal control over financial reporting, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

In millions, except per share data
	Three Months Ended September 30,					Nine Months Ended September 30,
	2022	% Revenues	2021	% Revenues	% Change	2022	% Revenues	2021	% Revenues	% Change
Revenues	$690.3	100.0%	$648.9	100.0%	6.4%	$2,034.4	100.0%	$1,989.6	100.0%	2.3%
Cost of revenues	424.1	61.4%	409.2	63.1%	3.6%	1,263.3	62.1%	1,219.4	61.3%	3.6%
Gross profit	266.2	38.6%	239.7	36.9%	11.1%	771.1	37.9%	770.2	38.7%	0.1%
Selling, general and administrative expenses	215.6	31.2%	279.4	43.1%	(22.8)%	676.5	33.3%	695.2	34.9%	(2.7)%
Divestiture losses, net	—	—%	10.9	1.7%	(100.0)%	—	—%	10.9	0.5%	(100.0)%
Income (loss) from operations	50.6	7.3%	(50.6)	(7.8)%	200.0%	94.6	4.7%	64.1	3.2%	47.6%
Interest expense, net	(19.8)	(2.9)%	(18.8)	(2.9)%	5.3%	(54.6)	(2.7)%	(55.1)	(2.8)%	0.9%
Other income, net	2.3	0.3%	0.5	0.1%	360.0%	0.8	0.0%	0.5	—%	60.0%
Income (loss) before income taxes	33.1	4.8%	(68.9)	(10.6)%	148.0%	40.8	2.0%	9.5	0.5%	329.5%
Income tax (expense) benefit	(5.1)	(0.7)%	3.0	0.5%	(270.0)%	(16.4)	(0.8)%	(19.9)	(1.0)%	17.6%
Net income (loss)	28.0	4.1%	(65.9)	(10.2)%	142.5%	24.4	1.2%	(10.4)	(0.5)%	334.6%
Net income attributable to noncontrolling interests	—	—%	(0.1)	—%	100.0%	(0.2)	—%	(0.2)	—%	—%
Net income (loss) attributable to Stericycle, Inc. common shareholders	$28.0	4.1%	$(66.0)	(10.2)%	142.4%	$24.2	1.2%	$(10.6)	(0.5)%	328.3%
Earnings (loss) per common share attributable to Stericycle, Inc. common shareholders:
Basic	$0.30		$(0.72)		141.7%	$0.26		$(0.11)		336.4%
Diluted	$0.30		$(0.72)		141.7%	$0.26		$(0.11)		336.4%
Weighted average number of common shares outstanding:
Basic	92.2		91.9			92.1		91.8
Diluted	92.4		91.9			92.4		91.8

STATISTICS - U.S. GAAP AND NON-GAAP ADJUSTED FINANCIAL MEASURES
(Unaudited)

In millions, except per share data
	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	% Revenues	2021	% Revenues	2022	% Revenues	2021	% Revenues
Statistics - U.S. GAAP
Effective tax rate	15.4%		4.4%		40.2%		209.5%
Statistics - Adjusted (1)
Adjusted selling, general and administrative expenses	$174.2	25.2%	$167.2	25.8%	$538.1	26.5%	$482.0	24.2%
Adjusted income from operations	$92.0	13.3%	$72.5	11.2%	$233.0	11.5%	$288.2	14.5%
Adjusted EBITDA	$119.3	17.3%	$99.9	15.4%	$314.5	15.5%	$365.5	18.4%
Adjusted net income attributable to common shareholders	$59.8	8.7%	$40.5	6.2%	$132.9	6.5%	$166.8	8.4%
Adjusted effective tax rate	19.7%		25.2%		25.7%		28.5%
Adjusted diluted earnings per share	$0.65		$0.44		$1.44		$1.81
Adjusted diluted shares outstanding	92.4		92.1		92.4		92.1
(1)Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STATISTICS - U.S. GAAP AND NON-GAAP ADJUSTED FINANCIAL MEASURES
(Unaudited)

In millions
	Three Months Ended September 30,		Three Months Ended June 30,		Q3 Change
	2022	% Revenues	2022	% Revenues	2022	% Revenues
Statistics - Adjusted (1)
Adjusted EBITDA	$119.3	17.3%	$109.0	16.0%	$10.3	1.3%
Adjusted diluted earnings per share	$0.65		$0.48		$0.17
(1)Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except per share data
	September 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$44.0	$55.6
Accounts receivable, less allowance for doubtful accounts of $58.6 in 2022 and $43.3 in 2021	463.4	420.4
Prepaid expenses	39.4	45.6
Other current assets	50.9	53.9
Total Current Assets	597.7	575.5
Property, plant and equipment, less accumulated depreciation of $664.3 in 2022 and $658.5 in 2021	711.7	711.0
Operating lease right-of-use assets	378.8	344.8
Goodwill	2,748.9	2,815.7
Intangible assets, less accumulated amortization of $802.1 in 2022 and $736.6 in 2021	839.6	964.5
Other assets	63.9	61.6
Total Assets	$5,340.6	$5,473.1
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$17.2	$19.9
Bank overdrafts	2.6	1.6
Accounts payable	200.4	218.9
Accrued liabilities	230.5	359.6
Operating lease liabilities	87.4	85.5
Other current liabilities	48.7	46.2
Total Current Liabilities	586.8	731.7
Long-term debt, net	1,651.7	1,589.8
Long-term operating lease liabilities	313.2	279.8
Deferred income taxes	417.2	411.0
Long-term taxes payable	12.9	19.1
Other liabilities	33.1	38.9
Total Liabilities	3,014.9	3,070.3

Commitments and contingencies

EQUITY
Common stock (par value $0.01 per share, 120.0 shares authorized, 92.2 and 91.9 issued and outstanding in 2022 and 2021, respectively)	0.9	0.9
Additional paid-in capital	1,280.8	1,261.8
Retained earnings	1,379.0	1,354.8
Accumulated other comprehensive loss	(338.3)	(218.8)
Total Stericycle, Inc.’s Equity	2,322.4	2,398.7
Noncontrolling interests	3.3	4.1
Total Equity	2,325.7	2,402.8
Total Liabilities and Equity	$5,340.6	$5,473.1

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

In millions
	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES:
Net income (loss)	$24.4	$(10.4)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	81.5	77.9
Intangible amortization	94.7	89.1
Stock-based compensation expense	20.1	18.8
Deferred income taxes	12.0	11.5
Divestiture losses, net	—	10.9
Asset impairments, loss on disposal of property plant and equipment and other charges	2.2	—
Other, net	3.9	3.9
Changes in operating assets and liabilities:
Accounts receivable	(60.3)	(52.3)
Prepaid expenses	5.4	4.3
Accounts payable	(9.4)	26.8
Accrued liabilities	(101.5)	45.6
Other assets and liabilities	(29.9)	(23.9)
Net cash from operating activities	43.1	202.2
INVESTING ACTIVITIES:
Capital expenditures	(106.0)	(85.8)
Proceeds from divestiture of businesses, net	1.6	10.6
Other, net	0.9	2.2
Net cash from investing activities	(103.5)	(73.0)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(9.8)	(14.8)
Proceeds from foreign bank debt	1.6	—
Repayments of foreign bank debt	(1.7)	(28.1)
Repayments of term loan	—	(222.5)
Proceeds from credit facility	1,018.8	1,158.6
Repayments of credit facility	(945.3)	(1,029.4)
Proceeds from bank overdrafts, net	1.1	3.6
Payments of finance lease obligations	(2.4)	(3.0)
Payments of debt issuance costs	(0.4)	(3.9)
Proceeds from issuance of common stock, net of (payments of) taxes from withheld shares	(5.0)	(3.1)
Payments to noncontrolling interest	(0.2)	(0.6)
Net cash from financing activities	56.7	(143.2)
Effect of exchange rate changes on cash and cash equivalents	(7.9)	(1.8)
Net change in cash and cash equivalents	(11.6)	(15.8)
Cash and cash equivalents at beginning of period	55.6	53.3
Cash and cash equivalents at end of period	$44.0	$37.5

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid, net of capitalized interest	$64.3	$55.0
Income taxes paid, net	$3.0	$11.3
Capital expenditures in Accounts payable	$25.6	$16.8
Free Cash Flow (1)	$(62.9)	$116.4
(1)Free Cash Flow is calculated as Net cash from operating activities less Capital expenditures.

Table 1–A: REVENUE CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	Three Months Ended September 30,
	In millions				Components of Change (%) (1)
	2022	2021	Change ($)	Change (%)	Organic Growth (2)	Acquisition	Divestitures	Foreign Exchange (3)
Revenue by Service
Regulated Waste and Compliance Services	$447.8	$461.7	$(13.9)	(3.0)%	2.2%	0.4%	(2.9)%	(2.8)%
Secure Information Destruction Services	242.5	187.2	55.3	29.5%	32.3%	—%	—%	(2.8)%
Total Revenues	$690.3	$648.9	$41.4	6.4%	10.9%	0.3%	(2.0)%	(2.8)%
North America
Regulated Waste and Compliance Services	$369.7	$365.4	$4.3	1.2%	3.2%	0.6%	(2.4)%	(0.2)%
Secure Information Destruction Services	215.1	158.5	56.6	35.7%	36.1%	—%	—%	(0.5)%
Total North America Segment	$584.8	$523.9	$60.9	11.6%	13.2%	0.4%	(1.7)%	(0.2)%
International
Regulated Waste and Compliance Services	$78.1	$96.3	$(18.2)	(18.9)%	(1.5)%	—%	(4.5)%	(12.8)%
Secure Information Destruction Services	27.4	28.7	(1.3)	(4.5)%	11.0%	—%	—%	(15.5)%
Total International Segment	$105.5	$125.0	$(19.5)	(15.6)%	1.3%	—%	(3.5)%	(13.3)%

See footnote descriptions below Table 1 – C

Table 1–B: REVENUE CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	Nine Months Ended September 30,
	In millions				Components of Change (%) (1)
	2022	2021	Change ($)	Change (%)	Organic Growth (2)	Acquisition	Divestitures	Foreign Exchange (3)
Revenue by Service
Regulated Waste and Compliance Services	$1,348.9	$1,398.3	$(49.4)	(3.5%)	1.0%	0.4%	(3.0%)	(1.9)%
Secure Information Destruction Services	685.5	591.3	94.2	15.9%	17.7%	—%	—%	(1.8)%
Total Revenues	$2,034.4	$1,989.6	$44.8	2.3%	5.9%	0.3%	(2.1%)	(1.9)%
North America
Regulated Waste and Compliance Services	$1,097.5	$1,094.4	$3.1	0.3%	2.1%	0.5%	(2.2%)	(0.1)%
Secure Information Destruction Services	599.7	505.8	93.9	18.6%	18.8%	—%	—%	(0.3)%
Total North America Segment	$1,697.2	$1,600.2	$97.0	6.1%	7.4%	0.4%	(1.5%)	(0.1)%
International
Regulated Waste and Compliance Services	$251.4	$303.9	$(52.5)	(17.3%)	(2.9%)	—%	(5.7%)	(8.6)%
Secure Information Destruction Services	85.8	85.5	0.3	0.3%	10.8%	—%	—%	(10.5)%
Total International Segment	$337.2	$389.4	$(52.2)	(13.4%)	0.1%	—%	(4.5%)	(9.1)%

See footnote descriptions below Table 1 – C

Table 1–C: COMPONENTS OF REVENUE CHANGE IN DOLLARS (UNAUDITED)

(In millions)
	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Organic Growth (2)	$70.7	$118.2
Acquisition	2.0	6.0
Divestitures	(13.3)	(41.8)
Foreign exchange (3)	(18.0)	(37.6)
Total Change	$41.4	$44.8
(1)Components of Change (%) in summation may not crossfoot to the total Change (%) due to rounding.

(2)Organic growth is the change in Revenues which includes SOP (sorted office paper) pricing and volume and excludes the impact of divestitures, acquisitions and foreign exchange.
(3)The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates. Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Table 2-A: THREE MONTHS ENDED SEPTEMBER 30, 2022 and 2021

(In millions, except per share data)
	Three Months Ended September 30, 2022
	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders [d]	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$215.6	$50.6	$28.0	$0.30
Adjustments:
ERP Implementation [1]	(3.9)	3.9	3.0	0.04
Intangible Amortization [2]	(31.5)	31.5	24.3	0.26
Portfolio Optimization [3]	(1.4)	1.4	1.0	0.01
Litigation, Settlements and Regulatory Compliance [4]	(2.6)	2.6	2.0	0.02
Asset Impairments [5]	(2.0)	2.0	1.5	0.02
Total Adjustments	(41.4)	41.4	31.8	0.35
Adjusted Financial Measures [a]	$174.2	$92.0	$59.8	$0.65
Depreciation		27.3
Adjusted EBITDA [c]		$119.3

(In millions, except per share data)
	Three Months Ended September 30, 2021
	Selling, General and Administrative Expenses	(Loss) Income from Operations	Net (Loss) Income Attributable to Common Shareholders [d]	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$279.4	$(50.6)	$(66.0)	$(0.72)
Adjustments:
ERP Implementation [1]	(14.6)	14.6	10.9	0.12
Intangible Amortization [2]	(29.2)	29.2	22.6	0.25
Portfolio Optimization [3]	(1.3)	12.2	7.5	0.08
Litigation, Settlements and Regulatory Compliance [4]	(67.1)	67.1	65.5	0.71
Asset Impairments [5]	—	—	—	—
Total Adjustments	(112.2)	123.1	106.5	1.16
Adjusted Financial Measures [a]	$167.2	$72.5	$40.5	$0.44
Depreciation [b]		27.4
Adjusted EBITDA [c]		$99.9

(In millions, except per share data)
	Third Quarter 2022 Change Compared to Third Quarter 2021
	Selling, General and Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Attributable to Common Shareholders	Diluted Earnings (Loss) Per Share
U.S. GAAP Financial Measures	$(63.8)	$101.2	$94.0	$1.02
Adjustments:
ERP Implementation	10.7	(10.7)	(7.9)	(0.08)
Intangible Amortization	(2.3)	2.3	1.7	0.01
Portfolio Optimization	(0.1)	(10.8)	(6.5)	(0.07)
Litigation, Settlements and Regulatory Compliance	64.5	(64.5)	(63.5)	(0.69)
Asset Impairments	(2.0)	2.0	1.5	0.02
Total Adjustments	70.8	(81.7)	(74.7)	(0.81)
Adjusted Financial Measures	$7.0	$19.5	$19.3	$0.21
Depreciation		(0.1)
Adjusted EBITDA		$19.4

The following table provides adjustments to Income from operations categorized as follows:

(In millions)
	Three Months Ended September 30,
	2022	2021
Non-Cash Related [6]	$33.5	$39.0
Cash Related	7.9	84.1
Total	$41.4	$123.1
U.S. GAAP results for the three months ended September 30, 2022 and 2021 include:
1.ERP Implementation: In 2022, Selling, General, and Administrative expenses (“SG&A”) includes $3.9 million of consulting and professional fees related to our ERP Implementation. In 2021, SG&A includes $14.6 million of expenses related to our ERP Implementation, of which $11.2 million related to consulting and professional fees, $1.1 million related to software usage/maintenance fees, $1.7 million related to internal costs, and $0.6 million of other related costs.
2.Intangible Amortization: Intangible amortization expense from acquisitions.
3.Portfolio Optimization: In 2022 and 2021, SG&A includes consulting and professional fees associated with our Portfolio Optimization efforts of $1.4 million and $1.3 million, respectively. Additionally in 2021, Portfolio Optimization includes $10.9 million, (inclusive of $1.2 million related to deal costs reported in Divestiture losses, net), related to the divestiture of Japan operations.
4.Litigation, Settlements, and Regulatory Compliance: In 2022 and 2021, SG&A includes $2.6 million and $6.1 million, respectively, of primarily consulting and professional fees related to certain litigation, settlement and regulatory compliance matters. Additionally in 2021, SG&A includes an estimated aggregate U.S. Foreign Corrupt Practices Act (FCPA) settlement accrual of $61.0 million.
5.Asset Impairments: In 2022, the Company recognized $2.0 million related to impairments associated with exiting certain North American office facilities.
6.Non-Cash Related Adjustments: In 2022, non-cash related adjustments include $31.5 million in intangible amortization and $2.0 million of impairments. In 2021, non-cash related adjustments include $29.2 million in intangible amortization, $9.7 million loss related to the divestiture of Japan operations and $0.1 million in depreciation charges related to the ERP implementation.
a.The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release. Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures and are used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
b.Three months ended September 30, 2021, excludes depreciation charges of $0.1 million, which is included in ERP Implementation.
c.Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.
d.Under the Net Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $9.6 million and $16.7 million for the three months ended September 30, 2022 and 2021, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.

Table 2-B: NINE MONTHS ENDED SEPTEMBER 30, 2022 and 2021

(In millions, except per share data)
	Nine Months Ended September 30, 2022
	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders [d]	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$676.5	$94.6	$24.2	$0.26
Adjustments:
ERP Implementation [1]	(13.0)	13.0	9.8	0.11
Intangible Amortization [2]	(94.7)	94.7	73.4	0.79
Portfolio Optimization [3]	(2.7)	2.7	2.0	0.02
Litigation, Settlements and Regulatory Compliance [4]	(26.0)	26.0	22.0	0.24
Asset Impairments [5]	(2.0)	2.0	1.5	0.02
Other Tax Matter [6]	—	—	—	—
Total Adjustments	(138.4)	138.4	108.7	1.18
Adjusted Financial Measures [a]	$538.1	$233.0	$132.9	$1.44
Depreciation		81.5
Adjusted EBITDA [c]		$314.5

(In millions, except per share data)
	Nine Months Ended September 30, 2021
	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders [d]	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$695.2	$64.1	$(10.6)	$(0.11)
Adjustments:
ERP Implementation [1]	(49.8)	49.8	37.1	0.40
Intangible Amortization [2]	(89.1)	89.1	68.4	0.74
Portfolio Optimization [3]	(2.9)	13.8	8.7	0.09
Litigation, Settlements and Regulatory Compliance [4]	(71.4)	71.4	68.7	0.75
Asset Impairments [5]	—	—	—	—
Other Tax Matter [6]	—	—	(5.5)	(0.06)
Total Adjustments	(213.2)	224.1	177.4	1.92
Adjusted Financial Measures [a]	$482.0	$288.2	$166.8	$1.81
Depreciation [b]		77.3
Adjusted EBITDA [c]		$365.5

(In millions, except per share data)
	Year-to-Date 2022 Change Compared to 2021
	Selling, General and Administrative Expenses	Income from Operations	Net Income (Loss) Attributable to Common Shareholders	Diluted Earnings (Loss) Per Share
U.S. GAAP Financial Measures	$(18.7)	$30.5	$34.8	$0.37
Adjustments:
ERP Implementation	36.8	(36.8)	(27.3)	(0.29)
Intangible Amortization	(5.6)	5.6	5.0	0.05
Portfolio Optimization	0.2	(11.1)	(6.7)	(0.07)
Litigation, Settlements and Regulatory Compliance	45.4	(45.4)	(46.7)	(0.51)
Asset Impairments	(2.0)	2.0	1.5	0.02
Other Tax Matter	—	—	5.5	0.06
Total Adjustments	74.8	(85.7)	(68.7)	(0.74)
Adjusted Financial Measures	$56.1	$(55.2)	$(33.9)	$(0.37)
Depreciation		4.2
Adjusted EBITDA		$(51.0)

The following table provides adjustments to Income from operations categorized as follows:

(In millions)
	Nine Months Ended September 30,
	2022	2021
Non-Cash Related [7]	$96.7	$99.4
Cash Related	41.7	124.7
Total	$138.4	$224.1
U.S. GAAP results for the nine months ended September 30, 2022 and 2021 include:
1.ERP Implementation: In 2022, SG&A includes $13.0 million of consulting and professional fees related to our ERP Implementation. In 2021, SG&A includes $49.8 million of expenses related to our ERP Implementation, of which $33.5 million related to consulting and professional fees, $7.5 million related to software usage/maintenance fees, $7.2 million related to internal costs, and $1.6 million of other related costs.
2.Intangible Amortization: Intangible amortization expense from acquisitions.
3.Portfolio Optimization: In 2022 and 2021, SG&A includes primarily consulting and professional fees associated with our Portfolio Optimization efforts of $2.7 million and $2.9 million, respectively. Additionally in 2021, Portfolio Optimization includes $10.9 million, (inclusive of $1.2 million related to deal costs reported in Divestiture losses, net), related to the divestiture of Japan operations.
4.Litigation, Settlements, and Regulatory Compliance: In 2022, SG&A includes an FCPA settlement accrual increase of $9.6 million and a settlement charge related to a multi-year indirect tax related IRS examination of $3.5 million. In 2021, SG&A includes an FCPA settlement accrual of $61.0 million. The overall FCPA settlement was $90.3 million comprised of FCPA settlement accruals of $61.0 million for the three months ended September 30, 2021, $19.7 million for the three months ended December 31, 2021 and $9.6 million for the nine months ended September 30, 2022. Additionally, in 2022 and 2021, SG&A includes $12.9 million and $10.4 million, respectively, of primarily consulting and professional fees related to certain litigation, settlement and regulatory compliance matters.
5.Asset Impairments: In 2022, the Company recognized $2.0 million related to impairments associated with exiting certain North American office facilities.
6.Other Tax Matter: In 2021, a tax benefit associated with resolution of a matter that was subject to a pre-filing agreement (PFA), with the U.S. Internal Revenue Service (IRS), was recognized.
7.Non-Cash Related Adjustments: In 2022, non-cash related adjustments include $94.7 million in intangible amortization and $2.0 million of impairments. In 2021, non-cash related adjustments include $89.1 million in intangible amortization, $9.7 million loss related to the divestiture of Japan operations and $0.6 million in depreciation charges related to the ERP implementation.
a.The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release. Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures and are used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
b.Nine months ended September 30, 2021, excludes depreciation charges of $0.6 million which is included in ERP Implementation.
c.Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.
d.Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $29.7 million and $46.6 million for the nine months ended September 30, 2022 and 2021, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.